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                                                                    EXHIBIT 99.1


                       [HORNBECK OFFSHORE SERVICES LOGO]
                        HORNBECK OFFSHORE SERVICES, INC.
                              Service with Energy


                               ---NEWS RELEASE---

TO:   BUSINESS WIRE, DAILY PAPERS, TRADE PRESS,          FOR:  IMMEDIATE RELEASE
      FINANCIAL AND SECURITIES ANALYSTS

CONTACTS:   TODD HORNBECK, CEO                 (985) 727-2000, EXT. 206
            JIM HARP, CFO                      (985) 727-2000, EXT. 203


          HORNBECK OFFSHORE ANNOUNCES APPOINTMENT OF TWO NEW DIRECTORS
                  AND WITHDRAWAL OF IPO REGISTRATION STATEMENT


         NEW ORLEANS, LOUISIANA -- (BUSINESS WIRE) -- OCTOBER 14, 2002 -- Hornbeck Offshore Services, Inc. (the "Company") announced today that Patricia
B. Melcher and David A. Trice have been appointed to its Board of Directors, effective October 10, 2002.

         Since 1997, Ms. Melcher, 42, has served as the President of Allegro Capital Management, Inc., a privately owned investment company focused on private equity investments in energy-related companies. From 1989 to 1994, she worked for SCF Partners, L.P., an investment fund sponsor specializing in private equity investments in oilfield service companies, and from 1995 to 1997, she served as a board member and advisory board member of its general partner,
L. E. Simmons & Associates, Incorporated. From 1986 to 1989, Ms. Melcher worked for Simmons & Company International, an investment banking firm serving the energy industry.

         Since May 1999, Mr. Trice, 53, has served as the President of Newfield Exploration Company (NYSE:NFX), an independent oil and gas company engaged in the exploration, development and acquisition of crude oil and natural gas properties. At Newfield, he has also served as the Chief Executive Officer since February 2000, and as a director since 2002. From May 1999 to February 2000, he served as its Chief Operating Officer and from July 1997 to May 1999, he served as its Vice President--Finance and International. Mr. Trice served as the President, Chief Executive Officer and Director of the Huffco Group from 1991 to July 1997.





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414 North Causeway Boulevard                              Phone:  (985) 727-2000
Mandeville, Louisiana 70448                               Fax:    (985) 727-2006
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         The Company also announced that it has filed to withdraw its
Registration Statement on Form S-1 relating to an initial public offering of its common stock. The Registration Statement was filed with the Securities and Exchange Commission on July 22, 2002. The Company believes that current market conditions make proceeding with the offering not advisable at this time.

         Todd Hornbeck, President and CEO, stated, "We are very pleased that Ms. Melcher and Mr. Trice have joined our board. We will greatly benefit from the wealth of industry experience and insight that they bring to the Company. They were scheduled to join our Board effective upon the closing of our planned IPO. However, because of the recent declines and extreme volatility in the equity market, we have decided to withdraw our Registration Statement. By adding Ms. Melcher and Mr. Trice to our Board now, we have accelerated the availability of their expertise, while the withdrawal of the Registration Statement allows us to investigate other strategic growth opportunities. Meanwhile, we will continue to monitor the public equity markets."

         Hornbeck Offshore Services, Inc. is a leading provider of marine transportation services through the operation of newly constructed deepwater offshore supply vessels in the Gulf of Mexico and ocean-going tugs and tank barges in the northeastern U.S. and in Puerto Rico.

                           FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements, including, in particular, statements about Hornbeck Offshore's plans and intentions. These have been based on the Company's current assumptions, expectations and projections about future events. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations will prove to be correct.

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                                                            02-012